Exhibit 10.15

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CA-10 ALMADEN LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and APIGEE CORPORATION, a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A-1 (Outline of Suite 1600); Exhibit A-2 (Outline of Suite 1700); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); Exhibit F (Additional Provisions); Exhibit F-1 (Building Signage); Exhibit F-2 (Additional Building Signage); Exhibit F-3 (Form of Letter of Credit); Exhibit F-4 (EV Spaces); and Exhibit F-5 (Additional Work Letter).

1. BASIC LEASE INFORMATION.

1.1	Date:	October 18, 2013

1.2	Premises.

	1.2.1 “Building”:	10 Almaden Avenue, San Jose, California 95113, commonly known as 10 Almaden.

	1.2.2 “Premises”:	Subject to Section 2.1.1, 41,151 rentable square feet of space consisting of (i) 20,823 rentable square feet located on the 16th floor of the Building and commonly known as Suite 1600, the outline and location of which is set forth in Exhibit A-1; and (ii) 20,328 rentable square feet located on the 17th floor of the Building and commonly known as Suite 1700, the outline and location of which is set forth in Exhibit A-2. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3 “Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4 “Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.

1.3	Term:

	1.3.1 Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2 “Commencement	The earlier of (i) the first date on which Tenant Date”: business in the Premises, or (ii) the later of (A) the date on which the Tenant Improvement Work (defined in Exhibit B) is Substantially Complete (defined in Exhibit B), or (B) December 1, 2013.

	1.3.3 “Expiration Date”:	The last day of the 66th full calendar month beginning on or after the Commencement Date.

1.4	“Base Rent”:

Period During Term	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$119,337,90
13th through 24th full calendar months of Term	$122,918,04
25th though 36th full calendar months of Term	$126,605.58
37th through 48th full calendar months of Term	$130,403.75
49th through 60th full calendar months of Term	$134,315.86
61st full calendar month of Term through Expiration Date	$138,345.33

Notwithstanding the foregoing, so long as no Default (defined in Section 19.1) exists, Tenant shall be entitled to an abatement of Base Rent, in the amount of $119,337.90 per month, for the first six (6) full calendar months of the Term.

1.5	“Base Year” for Expenses:	Calendar year 2014.

	“Base Year” for Taxes:	Calendar year 2014.

1.6	“Tenant’s Share”:	13.3065% (based upon a total of 309,255 rentable square feet in the Building), subject to Section 2.1.1.

1.7	“Permitted Use”:	General office use consistent with a first-class office building; provided, however, that, at no time shall the Premises be used by any one of the following entities: Starpoint, Atlantic Partners, CDI, Kforce, Aquent, NetTeks, PSG, Sapphire, Communications Collaborative, Winter Wyman, Eliason and US Edge (or any successor (by merger, consolidation, name change or otherwise) to any one of the foregoing) or any other person or entity whose primary business (or whose primary business in the Building) is the operation of a personnel service offering recruitment and staffing services.

1.8	“Security Deposit”:	None.

	Prepaid Base Rent:	$119,337.90, as more particularly described in Section 3.

1.9	Parking:	98 unreserved parking spaces, at the rate of $135.00 per space per month, as such rate may be adjusted from time to time to reflect Landlord’s then current rates; provided, however, that during the portion of the Term beginning on the Commencement Date and ending on the last day of the 24th full calendar month of the Term, such rate shall be $0.00 per space per month.

Three (3) reserved parking spaces, at the rate of $240.00 per space per month, as such rate may be adjusted from time to time after the first to reflect Landlord’s then current rates; provided, however, that during the portion of the Term beginning on the Commencement Date and ending on the last day of the 24th full calendar month of the Term, such rate shall be $0.00 per space per month. Notwithstanding the foregoing, Tenant, by 30 days’ notice to Landlord, may irrevocably convert one or more of such three (3) reserved parking spaces to unreserved parking spaces, in which event, from and after the effective date of such conversion, such converted spaces shall be governed by the first paragraph of this Section 1.9.

1.10	Address of Tenant:	Before the Commencement Date:

Apigee Corporation
260 Sheridan Avenue, Suite 320
Palo Alto, CA 94306

From and after the Commencement Date: the Premises.

1.11	Address of Landlord:	CA-10 Almaden Limited Partnership
c/o Equity Office
2001 Gateway Place, Suite 350W
San Jose, CA 95110
Attention: Property Manager

with copies to:

Equity Office
2655 Campus Drive, Suite 100
San Mateo, CA 94403
Attn: Managing Counsel

and

Equity Office
Two North Riverside Plaza
Suite 2100
Chicago, IL 60606
Attn: Lease Administration

1.12	Broker(s):	Colliers Parrish International, Inc., a California corporation (“Tenant’s Broker”), representing Tenant, and Cassidy Turley Northern California, Inc., a California corporation (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” means 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.16	“Guarantor”:	As of the date hereof, there is no Guarantor.

1.17	Letter of Credit:	As more particularly described in Section 7 of Exhibit F.

2. PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein (including in Exhibit B), the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”).

3. RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction (except as otherwise provided herein), at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4. EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of operating, repairing, restoring, and maintaining the Parking Facility (defined in Section 24); (vi) a management fee in the amount (which is hereby acknowledged to be reasonable) of 3% of gross annual receipts from the Building (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Property, reduce current or future Expenses, enhance the safety or security of the Property or its occupants, or enhance the environmental sustainability of the Property’s operations, (B) replacements or modifications of the nonstructural portions of the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law (except to the extent that such Law was in effect and required such capital improvements or other items before the date hereof); (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

Notwithstanding the foregoing, Expenses shall not include:

(a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii));

(b) depreciation;

(c) ground lease rental, and payments (including principal and interest payments) of any debt not incurred to finance a capital expenditure included in Expenses;

(d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds;

(e) except as provided in clause (xiii) above, costs of leasing space in the Building, including advertising and marketing costs, brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants, and costs of constructing (as distinguished from repairing) tenant improvements for specific tenants;

(f) costs of selling, financing or refinancing the Building;

(g) fines, penalties or interest resulting from late payment of Taxes or Expenses;

(h) organizational expenses of creating or operating the entity that constitutes Landlord;

(i) damages paid to Tenant hereunder or to other tenants of the Property under their respective leases, and attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants of the Building;

(j) costs of services, utilities or benefits made available to other tenants of the Building but not to Tenant;

(k) amounts (other than management fees) paid to Landlord’s affiliates for goods and/or services, but only to the extent such amounts exceed the prices paid by owners of Comparable Buildings for such goods and/or services provided on a competitive basis by unaffiliated third parties having similar skill and experience;

(l) Taxes;

(m) costs of investigating, monitoring, cleaning up, remediating and/or removing Hazardous Materials (defined below), except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq.; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code);

(n) Landlord’s charitable and political contributions;

(o) costs of purchasing or leasing fine art that Landlord installs in the Building or on the Property;

(p) fines or penalties or other expenses (including costs of repairing damage to the Building, but excluding insurance deductibles (subject to clause (q) below)) resulting from any negligence or willful misconduct of Landlord or any of its employees, agents or contractors;

(q) “insurance deductibles other than (i) earthquake insurance deductibles up to the amount (the “Annual Limit”) of 0.5% of the total insurable value of the Property per occurrence (provided, however, that, notwithstanding any contrary provision hereof, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Expenses for the applicable Expense Year, such excess may be included (up to the Annual Limit) in Expenses for the immediately succeeding Expense Year, and any portion of such excess that is not so included in Expenses for such immediately succeeding Expense Year may be included (up to the Annual Limit) in Expenses for the next succeeding Expense Year, and so on with respect to each Expense Year; provided further, however, that in no event shall the portions of such deductible that are included in Expenses for any one or more Expense Years exceed, in the aggregate, 5.0% of the total insurable value of the Property), and (ii) any other insurance deductibles up to $100,000.00 per occurrence;

(r) any cost of repairing damage resulting from a Casualty, other than (i) any insurance deductible (subject to clause (q) above), and (ii) if such damage is not covered by Landlord’s insurance (as determined without regard to any deductible), any portion of such cost that does not exceed the maximum amount of the insurance deductible for such damage that would not have been excluded from Expenses under clause (q) above if such damage had been covered by Landlord’s insurance;

(s) Parking Expenses (defined below), except to the extent that Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenditures of any type, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance); or

(t) Amenity Expenses (defined below), except to the extent that Amenity Expenses exceed revenues from Amenities (defined in Section 6 of Exhibit F) on an annual basis (as used herein, “Amenity Expenses” means costs of operating, maintaining and repairing the Amenities; provided, however, that Amenity Expenses shall exclude (i) capital expenditures of any type, and (ii) costs of electricity, janitorial service, and insurance).

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year. Notwithstanding any contrary provision hereof, Expenses for the Base Year shall exclude (a) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure (defined in Section 25.2), boycotts, strikes, conservation surcharges, embargoes or shortages, and (b) at Landlord’s option, the cost of any repair or replacement that Landlord reasonably expects will not recur on an annual or more frequent basis.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses, and (iii) any items required to be paid or reimbursed by Tenant under Section 4.5.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Landlord shall use reasonable efforts to deliver the Statement on or before April 30 of the calendar year immediately following the Expense Year to which it applies. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate

Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 120 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 90 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Expense Year. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Expenses and/or Taxes for the Expense Year in question were overstated by more than 5%, Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review. The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment against Rent then or next due hereunder, or pay Landlord the amount of its underpayment with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

5. USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Insured Improvement (defined in Section 10.2.2), the installation of any trade fixture, or any particular use of the Premises (as distinguished from general office use), then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6. SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) customary janitorial services to the Premises, except on weekends and Holidays; and (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service).

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $90.00 per hour per zone, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. For purposes of the preceding sentence, any consumption of electricity in a computer server room shall be deemed to exceed the standard rate for the Building. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant. For purposes of this Section 6.3, a portion of the Premises shall be deemed “untenantable” if and only if it cannot reasonably be used in a normal manner for the Permitted Use.

7. REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises, and keep the Premises in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving the Premises, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs to, and keep in good condition and repair, (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas. As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, Landlord’s prior consent shall not be required for any Alteration that is decorative only (e.g., carpet installation or painting) and not visible from outside the Premises, provided that Landlord receives 10 business days’ prior notice. For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance reasonably satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval (which shall not be unreasonably withheld, conditioned or delayed) of, (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8. LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Insured Improvements (other than any supplemental HVAC unit, which shall be governed by Section 25.5) are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Insured Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Insured Improvements (or, at Landlord’s election, to a Building-standard tenant-improved configuration and condition as determined by Landlord), or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant Improvements or Alterations that Tenant will not be required to remove under this Section 8, Landlord shall do so when it provides such approval.

9. LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10. INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any gross negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any gross negligence, willful misconduct or breach of this Lease of or by any Landlord Party.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form, on an occurrence basis, with combined primary and excess/umbrella limits of $3,000,000 each occurrence and $4,000,000 annual aggregate.

10.2.2 Property Insurance covering (i) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on a special cause of loss form for physical loss or damage, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds and that Landlord is designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements.

10.4 Subrogation. Each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

11. CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or Building system necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 210 days after the date of the Casualty, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies; (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; or (iv) the damage occurs during the last months of the Term and Landlord’s estimate indicates that the Landlord Repairs cannot be substantially completed within the period beginning on the date of the Casualty and having a duration equal to 25% of the balance of the Term remaining on such date; provided, however, that Landlord may not terminate this Lease pursuant to clause (ii) or (iii) of this sentence unless the Premises have been materially damaged or Landlord also exercises all rights it may have acquired as a result of the Casualty to terminate any other similarly situated leases of space in the Building. If this Lease is not terminated pursuant to this

Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or Building system necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or Building system necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12. NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13. CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14. ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 15 business days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 In the case of a proposed sublease, license or other occupancy agreement, the rent or occupancy fee charged by Tenant to the transferee during the term of such agreement, calculated using a present value analysis, is less than the Applicable Percentage (defined below) of the rent being quoted by Landlord or its Affiliate (defined in Section 14.6) at the time of such Transfer for comparable space in the Project for a comparable term, calculated using a present value analysis (for purposes of this Section 14.2.4, “Applicable Percentage” means (i) 50% if the proposed sublease, license or other occupancy agreement commences less than 18 months before the scheduled expiration date of this Lease, and (ii) 75% in all other cases); or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment (less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee); and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within five (5) business days after Tenant receives the rent and other consideration described above.

14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 15 business days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 25% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein,

“Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least three(3) business days before the Transfer, Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least three (3) business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

15. SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16. HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to twice the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17. SUBORDINATION; ESTOPPEL CERTIFICATES.

17.1 This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder and agree to continue this Lease, without material modification, as a direct lease between Tenant, as tenant, and such party, as landlord, provided that such party agrees, subject to the terms of a non-disturbance agreement that satisfies clause (c) of the second sentence of Section 17.2 and is otherwise commercially reasonable, to recognize Tenant’s rights as tenant hereunder and continue this lease as a direct lease between such party, as landlord, and Tenant, as tenant. Within 10 days after Landlord’s request, Tenant shall execute such further commercially reasonable instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

17.2 Notwithstanding Section 17.1, Tenant’s agreement to subordinate this Lease to a future Security Agreement shall not be effective unless Landlord has provided Tenant with a commercially reasonable non-disturbance agreement from the Security Holder. For purposes of the preceding sentence, a non-disturbance agreement shall not be deemed commercially reasonable unless it provides that: (a) so long as no Default exists, this Lease and Tenant’s right to possession hereunder shall remain in full force and effect; (b) the Security Holder shall have a reasonable period of time (not to exceed 60 days after written notice from Tenant) to cure any default of Landlord; and (c) neither the Security Holder nor any successor in interest shall be (i) bound by (A) any payment of Rent for more than one (1) month in advance, or (B) any amendment of this Lease made without the written consent of the Security Holder or such successor in interest; (ii) liable for (A) the return of any security deposit, letter of credit or other collateral, except to the extent it was received by the Security Holder, or (B) any act, omission, representation, warranty or default of any prior landlord (including Landlord); or (iii) subject to any offset or defense that Tenant might have against any prior landlord (including Landlord).

17.3 The parties acknowledge that before entering into this Lease Landlord has provided to Tenant the standard form of SNDA used by Landlord’s existing Security Holder (“Existing Security Holder”). Promptly upon receiving Tenant’s written comments to such form of SNDA, Landlord shall forward the same to Existing Security Holder and provide Tenant with the contact information for Existing Security Holder’s attorney. Tenant shall promptly reimburse Landlord for (or, upon Landlord’s request, promptly pay directly to Existing Security Holder or its attorney, as the case may be) all expenses and costs, including attorney’s fees, that Landlord becomes required to pay to Existing Security Holder in connection with any negotiation, preparation, execution or delivery of such SNDA, but only to the extent that such expenses and costs exceed $1,000.00.

18. ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services; provided, however, that, except in an emergency, Landlord shall provide Tenant with reasonable prior notice (which notice, notwithstanding Section 25.1, may be delivered by e-mail, fax, telephone or orally and in person) of any entry to perform a service that is not performed on a monthly or more frequent basis. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In exercising its rights under this Section 18, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises; provided, however, that the reasonableness of such efforts shall be determined taking into account any emergency. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

19. DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice (or within such longer period as may be reasonably required provided that such failure can be cured and Tenant diligently pursues such cure); or

19.1.3 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20. LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21. [Intentionally Omitted.]

22. [Intentionally Omitted.]

23. COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24. PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord based on the number and type of parking spaces Tenant is entitled to use. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s gross negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25. MISCELLANEOUS.

25.1 Notices. Except as provided in Section 18, no notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, (ii) any obligation under Section 10 or 25.3, or (iii) any of Tenant’s obligations whose breach would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project or result in any liability on the part of any Landlord Party.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5 Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) serves the Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (t) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. For purposes of this Section 25.5 and clause (b) of the second sentence of Section 7.1, an HVAC unit shall be deemed “supplemental” if it would not customarily be considered part of the base building of a first-class multi-tenant office building.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used in this Lease in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required to disclose to a prospective buyer, tenant or Security Holder under California Public Resources Code § 25402.10 or any similar Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. This Lease may be executed in counterparts.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: CA-10 ALMADEN LIMITED PARTNERSHIP, a Delaware limited partnership

By:	EOP Owner GP L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Todd R. Hedrick
	Name:	Todd R. Hedrick
	Title:	Senior Vice President-Leasing

TENANT:

APIGEE CORPORATION, a Delaware corporation

By:	/s/ Steve Valenzuela
Name:	Steve Valenzuela
Title:	CFO

EXHIBIT A-1

10 ALMADEN

OUTLINE OF SUITE 1600

Exhibit A-1

EXHIBIT A-2

ALMADEN

OUTLINE OF SUITE 1700

Exhibit A-2

EXHIBIT B

10 ALMADEN

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1. ALLOWANCE.

1.1 Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $823,020.00 (i.e., $20.00 per rentable square foot of the Premises) to be applied (i) toward the TI Allowance Items (defined in Section 1.2.1 below) as provided in Section 1.2.1 below, and (ii) toward the Other Allowance Items (defined in Section 1.2.2 below) as provided in Section 1.2.2 below. Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the TI Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Tenant shall be responsible for all costs of the Other Allowance Items to the extent such costs exceed the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Lease, if Tenant fails to use the entire Allowance by June 30, 2014, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement.

1.2.1 TI Allowance Items. Except as otherwise provided in this Work Letter, the Allowance shall be disbursed by Landlord only for the following items (the “TI Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below); (b) the cost of preparing the Engineering Drawings (defined in Section 3.1 below); (c) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (d) the cost of performing the Tenant Improvement Work, including after hours charges, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions; (e) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 4 below), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (f) the cost of any change to the Plans or the Tenant Improvement Work required by Law; (g) the Landlord Supervision Fee (defined in Section 3.3.1 below); (h) sales and use taxes; and (i) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

1.2.2 Other Allowance Items. If any portion of the Allowance remains unused after all TI Allowance Items have been fully paid, then, upon Tenant’s request, and subject to Section 1.1 above, Landlord shall disburse such amount, not to exceed $123,453.00 (i.e. $3.00 per rentable square foot of the Premises), to Tenant to pay (i) the reasonable costs of purchasing and installing in the Premises furniture, fixtures, equipment (the “Other Allowance Items”), within thirty (30) days after receiving paid invoices from Tenant with respect to such costs, or (ii) installments of Monthly Rent next coming due under this Lease.

Exhibit B

1.3 Offset Against Security Holder. Notwithstanding any contrary provision of this Lease, if Tenant enters into an agreement with a Security Holder which permits Tenant, from and after a Foreclosure Date (defined below), to offset Rent to the extent that Landlord fails to disburse the Allowance as required under this Work Letter, then, from and after such Foreclosure Date, Tenant may perform such offset to the extent permitted by such agreement. For purposes of the preceding sentence, “Foreclosure Date” means, with respect to any Security Holder, the date, if any, on which such Security Holder (or its nominee or designee) succeeds to the rights of Landlord under this Lease through possession or foreclosure action, delivery of a deed, or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the applicable Security Agreement or in connection with any bankruptcy case commenced by or against Landlord in which such Security Holder participates as a secured creditor by virtue of its interest in the Property under the applicable Security Agreement.

2. ARCHITECTURAL PLANS; PRICING.

2.1 Selection of Architect. Landlord shall retain the architect/space planner of Landlord’s choice (the “Architect”) to prepare the Architectural Drawings (defined in Section 2.5 below).

2.2 [Intentionally Omitted.]

2.3 Approved Space Plan. Landlord and Tenant have approved that certain space plan for the Premises dated October 7, 2013 prepared by L. Kershner Design (the “Approved Space Plan.”)

2.4 [Intentionally Omitted.]

2.5 Architectural Drawings. Landlord shall cause the Architect to prepare and deliver to Tenant the final architectural (and, if applicable, structural) working drawings for the Tenant Improvement Work that are in a form that (a) when combined with any programming information that is contained in the Approved Space Plan but not expressly incorporated into such working drawings, will be sufficient to enable the Contractor and its subcontractors to bid on the work and prepare the Engineering Drawings, and (b) when accompanied by any Engineering Drawings that satisfy the Engineering Requirements (defined in Section 3.2.1 below), will be sufficient to obtain the Permits (defined in Section 3.2.3 below) (the “Architectural Drawings”). Simultaneously with such delivery of the Architectural Drawings to Tenant, Landlord shall notify Tenant of any change in the most recent Construction Pricing Proposal (defined in Section 2.6.1 below), if any, that results from the preparation of the Architectural Drawings. The Architectural Drawings shall conform to the Approved Space Plan. The Architect’s preparation and delivery of the Architectural Drawings, together with Landlord’s notice to Tenant of any resulting change in the most recent Construction Pricing Proposal (if any), shall occur not later than October 25, 2013. Tenant shall approve or disapprove the Architectural Drawings by notice to Landlord. If Tenant disapproves the Architectural Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Architectural Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Architectural Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Architectural Drawings that conflicts with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) or is otherwise reasonably disapproved by Landlord. Such revision and resubmission shall occur within three (3)

Exhibit B

business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such mutual execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Architectural Drawings. Such approved Architectural Drawings shall be referred to herein as the “Approved Architectural Drawings.”

2.6 Construction Pricing.

2.6.1 Construction Pricing Proposal. On or before October 17, 2013, Landlord shall provide Tenant with Landlord’s reasonable estimate (for purposes of this Work Letter, the “Construction Pricing Proposal”) of the cost of all TI Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Space Plan. The Construction Pricing Proposal shall be based upon at least two (2) competing qualified bids submitted from subcontractors for each major trade involved in the Tenant Improvement Work except for work affecting the Building’s fire/life-safety system. Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal. If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Space Plan that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and begin construction relating to such items.

2.6.2 Over-Allowance Amount. If the Construction Pricing Proposal exceeds the Allowance, then Tenant, concurrently with its delivery to Landlord of its approval of the Construction Pricing Proposal, shall deliver to Landlord cash in the amount of such excess (for purposes of this Work Letter, the “Over-Allowance Amount”). Any Over-Allowance Amount shall be disbursed by Landlord before the Allowance and pursuant to the same procedure as the Allowance. If, after the Construction Pricing Proposal is approved by Tenant, (a) any revision is made to the Approved Space Plan, or Tenant disapproves any Engineering Drawings that satisfy the Engineering Requirements, or the Tenant Improvement Work is otherwise changed, in each case in a way that increases the Construction Pricing Proposal, (b) the Construction Pricing Proposal is increased as a result of the preparation of the Approved Architectural Drawings, or (c) the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all TI Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the terms hereof, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord immediately upon Landlord’s request.

2.7 Revisions to Approved Architectural Drawings or the Approved Space Plan.

2.7.1 Approved Architectural Drawings. If Tenant requests any revision to the Approved Architectural Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within three (3) business days, shall notify Landlord whether it desires to proceed with such revision. If

Exhibit B

Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Architectural Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Architectural Drawings within two (2) business days after receiving Landlord’s request for approval thereof. For purposes hereof, any change order affecting the Approved Architectural Drawings shall be deemed a revision to the Approved Architectural Drawings.

2.7.2 Approved Space Plan. If Tenant requests Landlord’s approval of any revision to the Approved Space Plan, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease, whereupon Tenant, within three (3) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Space Plan without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Space Plan within two (2) business days after receiving Landlord’s request for approval thereof.

2.8 Tenant’s Approval Deadlines.

2.8.1 Construction Pricing Proposal. Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.6.1 above on or before Tenant’s Pricing Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Pricing Approval Deadline” means October 18, 2013; provided, however, that Tenant’s Pricing Approval Deadline shall be extended by one (1) business day for each business day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

2.8.2 Architectural Drawings. Tenant shall approve the Architectural Drawings pursuant to Section 2.5 above on or before Tenant’s Architectural Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Architectural Approval Deadline” means October 28, 2013; provided, however, that Tenant’s Architectural Approval Deadline shall be extended by one (1) business day for each business day, if any, by which Tenant’s approval of the Architectural Drawings pursuant to Section 2.5 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3. CONSTRUCTION.

3.1 Contractor. Landlord shall retain McLarney Construction (for purposes of this Work Letter, the “Contractor”) to (a) prepare the engineering working drawings relating to the mechanical, electrical, plumbing, fire-alarm and fire sprinkler work in the Premises (the “Engineering Drawings”), and (b) perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the preparation of the Engineering Drawings or the performance of the Tenant Improvement Work.

Exhibit B

3.2 Engineering Drawings.

3.2.1 Preparation. Within seven (7) business days after the latest to occur of Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6.1 above, Tenant’s approval of the Architectural Drawings pursuant to Section 2.5 above, or the mutual execution and delivery of this Lease, Landlord shall cause the Contractor to prepare and deliver to Tenant Engineering Drawings that conform to the Approved Architectural Drawings, the Approved Space Plan, and the first sentence of Section 4 below (collectively, the “Engineering Requirements”). Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), the Engineering Drawings within two (2) business days after receiving them. After receiving any such notice of reasonable disapproval, Landlord shall cause the Contractor to revise the Engineering Drawings and resubmit them to Tenant, taking into account the reasons for Tenant’s disapproval; provided, however, that Landlord shall not be required to make any revision to the Engineering Drawings that conflicts with the Engineering Requirements or the Landlord Requirements or is otherwise reasonably disapproved by Landlord. Such procedure shall be repeated as necessary until Tenant has reasonably approved the Engineering Drawings. Such approved Engineering Drawings shall be referred to herein as the “Approved Engineering Drawings”.

3.2.2 Revisions. If Tenant requests any revision to the Approved Engineering Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, within five (5) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has begun performing the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Engineering Drawings without Tenant’s consent, which shall not be unreasonably withheld or conditioned. Tenant shall approve, or reasonably disapprove (and state, with reasonable specificity, its reasons for disapproving), any revision to the Approved Engineering Drawings within two (2) business days after receiving Landlord’s request for approval thereof. Any change order affecting the Approved Engineering Drawings shall be deemed a revision to the Approved Engineering Drawings.

3.2.3 Permits. After the Architectural Drawings and the Engineering Drawings have been approved by Landlord and Tenant, Landlord shall cause the Contractor to submit the Approved Architectural Drawings and the Approved Engineering Drawings (collectively, the “Approved Construction Drawings”) to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary for the Contractor to complete the Tenant Improvement Work (the “Permits”). Tenant shall cooperate with Landlord and the Contractor to enable the Contractor to obtain the Permits as soon as possible.

3.3 Construction.

3.3.1 Performance of Tenant Improvement Work. Landlord shall cause the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings. Tenant shall pay a construction supervision and management fee (the “Landlord Supervision Fee”) to Landlord in an amount equal to 2% of the aggregate amount of all TI Allowance Items other than the Landlord Supervision Fee.

Exhibit B

3.3.2 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within 30 days after Substantial Completion (defined in Section 5 below) of the Tenant Improvement Work, Tenant provides notice to Landlord of any non-latent defect in the Tenant Improvements, or if, within 11 months after Substantial Completion of the Tenant Improvement Work, Tenant provides notice to Landlord of any latent defect in the Tenant Improvements, then Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below) to require the Contractor to correct, or pay for the correction of, such defect, or (b) at Tenant’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4. COMPLIANCE WITH LAW; SUITABILITY FOR TENANT’S USE. Landlord shall cause the Architect and the Contractor to use the Required Level of Care (defined below) to cause the Architectural Drawings and the Engineering Drawings to comply with Law; provided, however, that Landlord shall not be responsible for any violation of Law resulting from any particular use of the Premises (as distinguished from general office use). As used herein, “Required Level of Care” means the level of care that reputable architects and engineers customarily use to cause architectural and engineering plans, drawings and specifications to comply with Law where such plans, drawings and specifications are prepared for spaces in buildings comparable in quality to the Building. Except as provided above in this Section 4, Tenant shall be responsible for ensuring that the Approved Space Plan, the Architectural Drawings and the Engineering Drawings (collectively, the “Plans”) are suitable for Tenant’s use of the Premises and comply with Law, and neither the preparation of any of the Plans by the Architect or the Contractor nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. To the extent that either party (the “Responsible Party”) is responsible under this Section 4 for causing the Plans to comply with Law, the Responsible Party may contest any alleged violation of Law in good faith, including by seeking a waiver or deferment of compliance, asserting any defense allowed by Law, and exercising any right of appeal (provided that the other party incurs no liability as a result of such contest and that, after completing such contest, the Responsible Party makes any modification to the Plans or any alteration to the Premises that is necessary to comply with any final order or judgment).

5. COMPLETION.

5.1 Substantial Completion. For purposes of Section 1.3.2 of this Lease, and subject to Section 5.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

5.2 Tenant Delay. Tenant shall use its best efforts to cooperate with Landlord, the Architect, the Contractor, and Landlord’s other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the Permits as soon as possible, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, if the Substantial Completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6.1 above on or before Tenant’s Pricing Approval Deadline, or any failure of Tenant to approve the Architectural Drawings pursuant to Section 2.5 above on or before Tenant’s Architectural Approval Deadline; (b) any failure of Tenant to timely approve the Engineering Drawings

Exhibit B

for any reason other than their failure to satisfy the Engineering Requirements; (c) any failure of Tenant to timely approve any other matter requiring Tenant’s approval; (d) any breach by Tenant of this Work Letter or this Lease; (e) any request by Tenant for a revision to, or for Landlord’s approval of a revision to, any portion of the Plans that has previously been approved by both parties (except to the extent that such delay results from a failure of Landlord to perform its obligations under Section 2.7 or 3.2.2 above, and except to the extent that (i) Tenant makes such request after approving the Construction Pricing Proposal and before approving the Architectural Drawings, and (ii) such request is reasonably designed solely to eliminate or reduce any increase in the Construction Pricing Proposal resulting from the preparation of the Architectural Drawings); (f) any requirement of Tenant for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvement Work as set forth in this Lease; (g) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (h) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Lease, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed if no such Tenant Delay had occurred. Notwithstanding the foregoing, Landlord shall not be required to tender possession of the Premises to Tenant before the Tenant Improvement Work has been Substantially Completed, as determined without giving effect to the preceding sentence.

6. MISCELLANEOUS. Notwithstanding any contrary provision of this Lease, if Tenant defaults under this Lease before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

Exhibit B

EXHIBIT C

10 ALMADEN

CONFIRMATION LETTER

                    , 20

To:

Re: Office Lease (the “Lease”) dated                     , 20        , between                                              , a                                               (“Landlord”), and                                              , a                                               (“Tenant”), concerning Suite                  on the                  floor of the building located at                                 ,                                  California.

Lease ID:
Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises is square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is %, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:
,
a

Exhibit C

By:

Name:

Title:

Agreed and Accepted as of                                     , 20    .

“Tenant”:

,
a

By:

Name:

Title:

Exhibit C

EXHIBIT D

ALMADEN

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

Exhibit D

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or (other than by reasonable methods in order to hang customary lightweight office decorations such as pictures and whiteboards) drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

Exhibit D

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws. Nothing in this Section 15 shall prevent the serving in the Premises of hot food cooked elsewhere.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent. Tenant shall not engage or pay any employees in the Premises except those actually working for Tenant in the Premises, nor advertise for laborers giving an address at the Premises.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available; provided, however that this sentence shall not apply to equipment moved by Tenant from its previous location. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

Exhibit D

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

32. Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

Exhibit D

EXHIBIT E

ALMADEN

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter — except for copies ordered by the other parties — shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease. The venue of the proceedings shall be in the county in which the Premises are located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in

Exhibit E

all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

EXHIBIT F

10 ALMADEN

ADDITIONAL PROVISIONS

1.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

2.	Provisions Required Under Existing Security Agreement. Notwithstanding any contrary provision of this Lease:

2.1.	Permitted Use. No portion of the Premises shall be used for any of the following uses: any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities, or sexual conduct or any other use that, as of the time of the execution hereof, has or could reasonably be expected to have a material adverse effect on the Property or its use, operation or value.

2.2.	Subordination and Attornment. This Lease shall be subject and subordinate to any Security Agreement (other than a ground lease) existing as of the date of mutual execution and delivery of this Lease (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, an “Existing Security Agreement”) or any loan document secured by any Existing Security Agreement (an “Existing Loan Document”). In the event of the enforcement by any Security Holder of any remedy under any Existing Security Agreement or Existing Loan Document, Tenant shall, at the option of the Security Holder or of any other person or entity succeeding to the interest of the Security Holder as a result of such enforcement, attorn to the Security Holder or to such person or entity and shall recognize the Security Holder or such successor in the interest as lessor under this Lease without change in the provisions thereof; provided, however, the Security Holder or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Landlord under this Lease (but the Security Holder, or such successor, shall be subject to the continuing obligations of Landlord to the extent arising from and after such succession to the extent of the Security Holder’s, or such successor’s, interest in the Property), (iii) any credits, claims, setoffs or defenses which Tenant may have against Landlord, or (iv) any obligation under this Lease to maintain a fitness facility at the Property. Tenant, upon the reasonable request by the Security Holder or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event the Security Holder under any Existing Security Agreement or Existing Loan Document shall have entered into a separate subordination, attornment and non-disturbance agreement directly with Tenant governing Tenant’s obligation to attorn to the Security Holder or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Subsection.

Exhibit F

2.3.	Proceeds.

A.	As used herein, “Proceeds” means any compensation, awards, proceeds, damages, claims, insurance recoveries, causes or rights of action (whenever accrued) or payments which Landlord may receive or to which Landlord may become entitled with respect to the Property or any part thereof (other than payments received in connection with any liability or loss of rental value or business interruption insurance) in connection with any taking by condemnation or eminent domain (“Taking”) of, or any casualty or other damage or injury to, the Property or any part thereof.

B.	Nothing in this Lease shall be deemed to entitle Tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish. Nothing in the preceding sentence shall be deemed to expand any right Tenant may have under this Lease to receive or retain any Proceeds.

C.	Nothing in this Lease shall be deemed to prevent Proceeds from being held and disbursed by any Security Holder under any Existing Loan Documents in accordance with the terms of such Existing Loan Documents. However, if, in the event of any casualty or partial Taking, any obligation of Landlord under this Lease to restore the Premises or the Building is materially diminished by the operation of the preceding sentence, then Landlord, as soon as reasonably practicable after the occurrence of such casualty or partial Taking, shall provide written notice to Tenant describing such diminution with reasonably specificity, whereupon, unless Landlord has agreed in writing, in its sole and absolute discretion, to waive such diminution, Tenant, by written notice to Landlord delivered within 10 days after receipt of Landlord’s notice, shall have the right to terminate this Lease effective 10 days after the date of such termination notice.

3.	Extension Option.

3.1.	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of five (5) years beginning on the day immediately following the expiration date of this Lease and ending on the 5th anniversary of such expiration date (the “Extension Term”), if:

(A)	not less than 12 and not more than 15 full calendar months before the expiration date of the initial Term, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option and stating Tenant’s estimate of the Prevailing Market (defined in Section 3.5 below) rate for the Extension Term;

(B)	no Default exists when Tenant delivers the Extension Notice;

(C)	not more than 20% of the Premises is sublet when Tenant delivers the Extension Notice; and

(D)	this Lease has not been assigned (other than pursuant to a Permitted Transfer) before Tenant delivers the Extension Notice.

Exhibit F

3.2	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of this Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with this Lease.

3.3	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in the Extension Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate and stating Landlord’s estimate of the Prevailing Market rate for the Extension Term. If Landlord gives Tenant a Landlord’s Rejection Notice, Tenant, within 15 days thereafter, shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s estimate of the Prevailing Market rate for the Extension Term stated in such Landlord’s Rejection Notice, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 3.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Tenant’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Department of Real Estate, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in San Jose, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

Exhibit F

2.	If each party selects an Agent in accordance with Section 3.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.	Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

3.4.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of this Lease, and other appropriate terms in accordance with this Section 3, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

Exhibit F

3.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the downtown San Jose, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

4.	Building Signage.

4.1.	Tenant’s Right to Building Signage. Subject to the terms of this Section 4, from and after the Commencement Date, Tenant shall have the right to install, maintain, repair, replace and operate the Building Signage (defined below). As used herein, “Building Signage” means, collectively, a sign that (i) bears the Tenant Name (defined below) and is located on the exterior side of the Building facing West Santa Clara Street (i.e., the north side of the Building) in the eyebrow signage location, as more particularly shown in Exhibit F-1 attached hereto. As used herein, “Tenant Name” means, at any time, at Tenant’s discretion, (i) the name of Tenant set forth in the first paragraph of this Lease (“Tenant’s Existing Name”), or (ii) if Tenant’s name is not then Tenant’s Existing Name, then Tenant’s name, provided that such name is compatible with a first-class office building, as determined by Landlord in its reasonable discretion, and/or (iii) Tenant’s logo, provided that such logo is then being used by Tenant on a substantially nationwide basis and is compatible with a first-class office building, as determined by Landlord in its reasonable discretion. Notwithstanding any contrary provision hereof, (i) Tenant’s rights to the Building Signage under this Section 4 shall be personal to the party named as Tenant in the first paragraph of this Lease (“Existing Tenant”) and to any successor to Existing Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Existing Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further right to the Building Signage under this Section 4, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes of this Section 4, a “Signage Default” shall be deemed to occur if and only if (x) after a Default, Landlord provides Tenant with written notice that Tenant may lose its right to Building Signage under this Section 4 if Tenant fails to cure such Default within five (5) business days after such notice, and (y) such Default is not cured within such 5-business-day period. For purposes of this Section 4, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if not more than 25% the rentable square footage of the Premises has been subleased for more than 75% of the balance of the term of this Lease.

Exhibit F

4.2.	Landlord’s Approval. The size, color, materials and all other aspects of the Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion. For purposes of this Section 42, Landlord hereby approves all aspects of the Building Signage shown with reasonable specificity in Exhibit F-1 attached hereto.

4.3.	General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of this Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Building Signage under this Section 4), Tenant, at its expense, shall remove the Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any contrary provision of this I Pase , Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Building Signage, and (ii) promptly repair the Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Building Signage altogether, in which event Tenant shall no longer be entitled to Building Signage under this Section 4). Except as may be expressly provided in this Section 4, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Building Signage shall be governed by the provisions of Sections 7.2 and 7.3 of this Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Building Signage as required under this Section 4, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of this Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of this Lease.

5.	Additional Building Signage If Available and Tenant’s Share Exceeds 50%.

5.1.

Tenant’s Right to Additional Building Signage if Available and Tenant’s Share Exceeds 50%. If and (notwithstanding any contrary provision of Sections 5.2, 5.3 and 5.4 below) only if the parties amend this Lease to expand the Premises so that Tenant’s Share exceeds 50%, and Landlord has not previously granted to any other party any right to install signage at or near the top of the exterior side of the Building facing Almaden Boulevard (i.e., the west side of the Building) on or after the effective date of such expansion, then, subject to the terms of this Section 5, and from and after the effective date of such expansion, but only so long as Tenant’s Share exceeds 50%, Tenant shall have the right to install, maintain, repair, replace and operate the Additional Building

Exhibit F

Signage (defined in Section 5.2 below) as provided in Sections 5.2, 5.3 and 5.4 below. Nothing in this Lease shall be deemed to impose upon Landlord any obligation to (x) enter into, negotiate, or consider any proposal to enter into or negotiate any such expansion amendment, or (y) refrain from granting to any other party any right to install signage at or near the top of the exterior side of the Building facing Almaden Boulevard (i.e., the west side of the Building).

5.2.	Additional Building Signage. As used herein, “Additional Building Signage” means, collectively, a sign that (i) bears the Tenant Name and is located at the top of the exterior side of the Building facing Almaden Boulevard (i.e., the west side of the Building), as more particularly shown in Exhibit F-2 attached hereto. Notwithstanding any contrary provision hereof, (i) Tenant’s rights to the Additional Building Signage under this Section 5 shall be personal to Existing Tenant and to any successor to Existing Tenant’s interest in this Lease that acquires its interest in this Lease solely by means of one or more Permitted Transfers originating with Existing Tenant, and may not be transferred to any other party; and (ii) if at any time a Signage Default (defined below) occurs or the Minimum Occupancy Requirement (defined below) is not satisfied, then, at Landlord’s option (which shall not be deemed waived by the passage of time), Tenant shall no longer have any further right to the Additional Building Signage under this Section 5, even if such Signage Default is later cured and/or the Minimum Occupancy Requirement later becomes satisfied, as applicable. For purposes of this Section 5, a “Signage Default” shall be deemed to occur if and only if (x) after a Default, Landlord provides Tenant with written notice that Tenant may lose its right to Additional Building Signage under this Section 5 if Tenant fails to cure such Default within five (5) business days after such notice, and (y) such Default is not cured within such 5-business-day period. For purposes of this Section 5, the “Minimum Occupancy Requirement” shall be deemed satisfied if and only if Tenant occupies more than 50% of the rentable square footage of the Building.

5.3.	Landlord’s Approval. The size, color, materials and all other aspects of the Additional Building Signage, including the manner in which it is attached to the Building and any provisions for illumination, shall be subject to Landlord’s approval, which may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s approval as to aesthetic matters may be withheld in Landlord’s sole and absolute (but good faith) discretion.

5.4.

General Provisions. Tenant, at its expense, shall design, fabricate, install, maintain, repair, replace, operate and remove the Additional Building Signage, in each case in a first class manner consistent with a first-class office building and in compliance with all applicable Laws. Without limiting the foregoing, Tenant shall not install or modify the Additional Building Signage until after obtaining and providing copies to Landlord of all permits and approvals necessary therefor. Tenant shall be solely responsible, at its expense, for obtaining such permits and approvals; provided, however, that Landlord shall reasonably cooperate with Tenant, at no material cost or liability to Landlord, in executing permit applications and performing any other ministerial acts reasonably necessary to enable Tenant to obtain such permits and approvals. Within 30 days after the expiration or earlier termination of this Lease (or, if earlier, the date on which Tenant becomes no longer entitled to Additional Building Signage under this Section 5), Tenant, at its expense, shall remove the Additional Building Signage and restore all damage to the Building caused by its installation, operation or removal. Notwithstanding any

Exhibit F

contrary provision of this Lease, Tenant, not Landlord, shall, at its expense, (i) cause its property insurance policy to cover the Additional Building Signage, and (ii) promptly repair the Additional Building Signage if it is damaged by fire or any other casualty (unless Tenant, by prompt written notice to Landlord, elects to remove the Additional Building Signage altogether, in which event Tenant shall no longer be entitled to Additional Building Signage under this Section 5). Except as may be expressly provided in this Section 5, the installation, maintenance, repair, replacement, removal and any other work performed by Tenant affecting the Additional Building Signage shall be governed by the provisions of Sections 7.2 and 7.3 of this Lease as if such work were an Alteration. If an emergency results from Tenant’s failure to maintain, repair, replace, operate or remove the Additional Building Signage as required under this Section 5, then, without limiting Landlord’s remedies, Landlord, at its option, with notice to Tenant (by telephone, e-mail, fax or any other reasonable method, notwithstanding Section 25.1 of this Lease), may perform such maintenance, repair, replacement, operation or removal, in which event Tenant shall reimburse Landlord for the reasonable cost thereof upon Landlord’s demand. The costs of any utilities consumed in operation of the Additional Building Signage shall be paid by Tenant upon Landlord’s demand in accordance with Section 3 of this Lease.

6.	Fitness Center. So long as Landlord causes an exercise facility and/or swimming pool (each an “Amenity”) to be maintained and operated within the Building for general use by occupants of the Building, Landlord shall cause such Amenity to be made available for use by Tenant or Tenant’s employees during the same hours and upon the same terms and conditions as such Amenity is made generally available for use by other occupants of the Building; provided, however, that during the initial Term there shall be no charge to Tenant for such use (subject to Section 4 of this Lease). Any party electing to use any Amenity shall be required, before commencing such use, to execute and deliver to Landlord (or the operator of such Amenity) Landlord’s (or such operator’s) then-standard form of license or other agreement governing such use.

7.	Letter of Credit.

7.1.

General Provisions. Within three (3) business days after Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit F-3 and containing the terms required herein, in the face amount of $477,351.60 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord’s sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term, as it may be extended from time to time. If the Letter of Credit held by Landlord expires before the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 60 days before the expiration date of the Letter of Credit then held by Landlord. In addition, if, at any time

Exhibit F

before the Final LC Expiration Date, the financial institution that issued (or confirmed) the Letter of Credit held by Landlord fails to meet the Minimum Financial Requirement (defined below), Tenant, within five (5) business days after Landlord’s demand, shall deliver to Landlord, in replacement of such Letter of Credit, a new Letter of Credit issued (or confirmed) by a financial institution that meets the Minimum Financial Requirement and is otherwise acceptable to Landlord in Landlord’s sole discretion, whereupon Landlord shall return to Tenant the Letter of Credit that is being replaced. For purposes hereof, a financial institution shall be deemed to meet the “Minimum Financial Requirement” on a particular date if and only if, as of such date, such financial institution (i) has not been placed into receivership by the FDIC; and (ii) has a financial strength that, in Landlord’s good faith judgment, is not less than that which is then generally required by Landlord and its affiliates as a condition to accepting letters of credit in support of new leases. Any new Letter of Credit or certificate of renewal or extension (a “Renewal or Replacement LC”) shall comply with all of the provisions of this Section 7, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the Letter of Credit that is expiring or being replaced.

7.2.	Drawings under Letter of Credit. If Tenant breaches any provision of this Lease and either (i) such breach continues beyond any applicable notice and cure period, or (ii) this Lease expires or terminates, Landlord may, without prejudice to any other remedy provided in this Lease or by Law, draw on the Letter of Credit in an amount necessary to satisfy any damages suffered by Landlord (including any damages arising under section California Civil Code § 1951.2 following termination of this Lease) as a result of such breach. In addition, if Tenant fails to furnish a Renewal or Replacement LC complying with all of the provisions of this Section 7 when required under this Section 7, Landlord may draw upon the Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 7 (the “LC Proceeds Account”).

7.3.	Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may, immediately upon any draw (and without notice to Tenant), apply or offset the proceeds of the Letter of Credit against (a) any Rent payable by Tenant under this Lease that is not paid when due; (b) all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease; (c) any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (d) any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s failure to comply with this Lease. Provided that Tenant has performed all of its obligations under this Lease, Landlord shall pay to Tenant, within 45 days after the Final LC Expiration Date, the amount of any proceeds of the Letter of Credit received by Landlord and not applied as provided above; provided, however, that if, before the expiration of such 45-day period, a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then such payment shall not be required until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

Exhibit F

7.4.	Additional Covenants of Tenant. If, for any reason, the amount of the Letter of Credit becomes less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 7, and if Tenant fails to comply with the foregoing, notwithstanding any contrary provision of this Lease, such failure shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

7.5.	Nature of Letter of Credit. Landlord and Tenant (a) acknowledge and agree that in no event shall the Letter of Credit or any renewal thereof, any substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”); (b) acknowledge and agree that the Letter of Credit (including any renewal thereof, any substitute therefor or any proceeds thereof) is not intended to serve as a security deposit and shall not be subject to the Security Deposit Laws; and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives all provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 7 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omission of Tenant or any party claiming by, through or under Tenant, including any damages Landlord suffers following termination of this Lease.

7.6.	Reduction in Letter of Credit Amount. Provided that no Default exists or has previously occurred, Tenant may reduce the Letter of Credit Amount so that the reduced Letter of Credit Amount becomes $238,675.80 effective as of the third (P) anniversary of the Commencement Date. Any such reduction in the Letter of Credit Amount shall be accomplished by Tenant’s delivery to Landlord of a substitute letter of credit in the reduced amount or an amendment to the existing Letter of Credit reflecting the reduced amount.

8.	Right of First Offer.

8.1.	Grant of Option; Conditions.

A.

Subject to the terms of this Section 8, Tenant shall have a right of first offer (“Right of First Offer”) with respect to the 14th and 15th floors of the Building (and with respect to each portion thereof) (each such floor or portion thereof, a “Potential Offering Space”). Tenant’s Right of First Offer shall be exercised as follows: At any time after Landlord has determined that a Potential Offering Space has become Available (defined below), but before leasing such Potential Offering Space to a third party, Landlord, subject to the terms of this Section 8,

Exhibit F

shall provide Tenant with a written notice (for purposes of this Section 8, an “Advice”) advising Tenant of the material terms on which Landlord is prepared to lease such Potential Offering Space (sometimes referred to herein as an “Offering Space”) to Tenant, which terms shall be consistent with Section 8.2 below. For purposes hereof, a Potential Offering Space shall be deemed to become “Available” as follows: (i) if such Potential Offering Space is not leased to a third party as of the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has received a written proposal to lease such Potential Offering Space from a prospective tenant; and (ii) if such Potential Offering Space is leased to a third party as the date of mutual execution and delivery of this Lease, such Potential Offering Space shall be deemed to become Available when Landlord has determined that such third-party tenant, and any occupant of such Potential Offering Space claiming under such third-party tenant, will not extend or renew the term of its lease, or enter into a new lease, for such Potential Offering Space. If the term for the Offering Space, as set forth in the Advice, extends beyond the expiration date for the balance of the Premises, Landlord, at its option, may state in the Advice that if Tenant exercises its Right of First Offer based on the Advice, the term for the balance of the Premises shall be extended to be coterminous with the term for the Offering Space, as provided in Section 8.2.E below). Upon receiving an Advice, Tenant may lease the Offering Space, in its entirety only, under the terms set forth in the Advice, by delivering to Landlord a written notice of exercise satisfying any applicable requirements of Section 8.2.E below (for purposes of this Section 8, a “Notice of Exercise”) within five (5) business days after receiving the Advice.

B.	If Tenant receives an Advice but does not deliver a Notice of Exercise within the period of time required under Section 8.1.A above, Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

C.	Notwithstanding any contrary provision hereof, (i) Landlord shall not be required to provide Tenant with an Advice if any of the following conditions exists when Landlord would otherwise deliver the Advice; and (ii) if Tenant receives an Advice from Landlord, Tenant shall not be entitled to lease the Offering Space based on such Advice if any of the following conditions exists:

(1)	a Default exists;

(2)	more than the Maximum Portion (defined below) of the Premises is sublet (As used herein, “Maximum Portion” means 20%; provided, however, that if the Premises have been expanded to include any portion of the 14th or 15th floors of the Building, then “Maximum Portion” means the lesser of (i) 33%, or (ii) 21,000 rentable square feet);

(3)	the Lease has been assigned (other than pursuant to a Permitted Transfer); or

(4)	Tenant is not occupying the Premises.

Exhibit F

If, by operation of the preceding sentence, Landlord is not required to provide Tenant with an Advice, or Tenant, after receiving an Advice, is not entitled to lease the Offering Space based on such Advice, then Landlord may lease the Offering Space to any party on any terms determined by Landlord in its sole and absolute discretion.

8.2.	Terms for Offering Space.

A.	The term for the Offering Space shall be such period as Landlord, in its sole and absolute discretion, may set forth in the Advice; provided, however, that such term shall be not less than coterminous with the term for the balance of the Premises and (except to the extent necessary to be so coterminous) shall not exceed 120 months. Except as provided in Section 8.2.E below, Section 3 above shall not apply to the Offering Space unless the term for the Offering Space is coterminous with the term for the balance of the Premises.

B.	The term for the Offering Space shall commence on the commencement date stated in the Advice and thereupon the Offering Space shall be considered a part of the Premises subject to the provisions of the Lease; provided, however, that the provisions of the Advice (including the provision of the Advice establishing the expiration date for the Offering Space) shall prevail to the extent they conflict with the provisions of the Lease.

C.	Tenant shall pay Monthly Rent for the Offering Space in accordance with the provisions of the Advice. The Advice shall reflect the Prevailing Market (defined in Section 8.4 below) rate for the Offering Space as determined in Landlord’s reasonable judgment.

D.	Except as may be otherwise provided in the Advice, (i) the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its configuration and condition existing on the earlier of the date Tenant takes possession of the Offering Space or the commencement date for the Offering Space; and (ii) if Landlord is delayed in delivering possession of the Offering Space by any holdover or unlawful possession of the Offering Space by any party, Landlord shall use reasonable efforts to obtain possession of the Offering Space and any obligation of Landlord to tender possession of, permit entry to, or perform alterations to the Offering Space, together with the commencement date for the Offering Space, shall be deferred until after Landlord has obtained possession of the Offering Space.

E.

If the term for the Offering Space extends beyond the expiration date for the balance of the Premises, then (i) at Landlord’s option (which Landlord may exercise by so stating in the Advice), the term for the balance of the Premises shall be extended to be coterminous with the term for the Offering Space (the period of such extension shall be referred to hereinafter as the “Offering Extension Term”); and (ii) if Landlord exercises such option, then (a) Tenant shall include in the Notice of Exercise a statement of Tenant’s estimate of the Prevailing Market (defined in Section 3.5 above) rate for the Offering Extension Term, and (b) the terms of such extension shall be governed by Sections 3.2, 3.3 and 3.5 above, as if the Offering Extension Term were an “Extension Term” within the meaning of Section 3.1 above; provided, however, that, as applied to

Exhibit F

such extension, (1) all references in such Sections to the “Extension Term” shall be deemed to refer to the Offering Extension Term; (2) all references in such Sections to the “Extension Notice” shall be deemed to refer to the Notice of Exercise; and (3) all references in such Sections to the “Extension Option” shall be deemed to refer to the Right of First Offer.

8.3.	Termination of Right of First Offer; One-Time Right.

A.	Notwithstanding any contrary provision hereof, (a) Landlord shall not be required to provide Tenant with an Advice after the date occurring 15 months before the expiration date of the initial Term (the “Initial Cutoff Date”) unless Tenant has previously validly exercised, or continues to have the right to exercise, its Extension Option under Section 3 above; (b) Tenant shall not be entitled to exercise its Right of First Offer after the Initial Cutoff Date unless Tenant has previously validly exercised, or then validly exercises, its Extension Option pursuant to Section 3 above; and (c) if the term of the Lease is extended pursuant to Section 3 above, then Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, after the date occurring 15 months before the expiration date of the Extension Term.

B.	Notwithstanding any contrary provision hereof, Landlord shall not be required to provide Tenant with an Advice, and Tenant shall not be entitled to exercise its Right of First Offer, with respect to any Potential Offering Space after the date, if any, on which Landlord becomes entitled to lease such Potential Offering Space to a third party under Section 8.1.B or 8.1.C above.

8.4.	Offering Amendment. If Tenant validly exercises its Right of First Offer, Landlord, within a reasonable period of time thereafter, shall prepare and deliver to Tenant an amendment (the “Offering Amendment”) adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share, the term for the balance of the Premises (if applicable), and other appropriate terms in accordance with this Section 8. Tenant shall execute and return the Offering Amendment to Landlord within 15 days after receiving it, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

8.5.	Definition of Prevailing Market. For purposes of this Section 8, “Prevailing Market” means the arms-length, fair-market, annual rental rate per rentable square foot, under renewal and expansion leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder, for space comparable to the Offering Space in the Building and office buildings comparable to the Building in the San Jose, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; and (ii) any material differences in configuration or condition between the Offering Space and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Offering Space.

Exhibit F

9.	EV Spaces.

9.1.	Subject to the terms of this Section 9, Tenant may use, on an exclusive basis, the two (2) parking spaces in the Parking Facility identified in Exhibit F-4 attached hereto (the “EV Spaces”) for the purpose of parking and charging electric vehicles. Tenant shall pay monthly fees for the EV Spaces pursuant to Sections 1.9 and 24 of this Lease as if they were unreserved parking spaces used by Tenant for parking pursuant to those provisions.

9.2.	Tenant shall be responsible, at its expense, for making any alterations to the EV Spaces or the Building that may be necessary to equip the EV Spaces to charge electric vehicles, including the installation of two (2) electric vehicle charging stations and appropriate electrical cable and other equipment connecting such charging stations to the EV Space Feeds (defined in Section 9.5 below). Such alterations (the “EV Space Alterations”) shall be deemed Alterations and Tenant-Insured Improvements and shall be subject to Sections 5, 7, 8, 10.2.2, 11 and all other provisions of this Lease governing Alterations and/or Tenant-Insured Improvements, as if the EV Space Alterations were located within the Premises. Without limiting the foregoing, Tenant shall (a) design and install the EV Space Alterations in accordance with Sections 7.2 and 7.3 of this Lease; (b) maintain the EV Space Alterations in good condition and repair in accordance with Section 7.1 of this Lease; and (c) cause the EV Space Alterations to be covered by Tenant’s property insurance required under Section 10.2.2 of this Lease. Landlord shall have no obligation to maintain, repair (other than pursuant to Section 11) or safeguard the EV Space Alterations or to prevent unauthorized third parties from using the EV Spaces or the EV Space Alterations.

9.3.	The EV Space Alterations and Tenant’s use of the EV Spaces shall comply with all applicable Laws. Without limiting the foregoing, but subject to Section 9.5 below, if a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law (or if any such requirement is enforced) as a result of the EV Space Alterations or the use of the EV Spaces for charging electric vehicles, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change.

9.4.	Tenant acknowledges that it has inspected the EV Spaces and agrees to accept them in their existing configuration and condition, without any representation by Landlord regarding their configuration or condition and without any obligation on the part of

Exhibit F

EXHIBIT F-3

10 ALMADEN

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:

BENEFICIARY:

CA-10 ALMADEN LIMITED PARTNERSHIP

C/O EQUITY OFFICE

GATEWAY PLACE, SUITE 350 W.

SAN JOSE, CA 95110

ATTENTION: BUILDING MANAGER

WITH A COPY OF ANY NOTICES TO:

EQUITY OFFICE

2 NORTH RIVERSIDE PLAZA, SUITE 2100

CHICAGO, ILLINOIS 60606

ATTENTION: TREASURY DEPARTMENT

APPLICANT:

APIGEE CORPORATION

SHRIDAN AVENUE, 3RD FLOOR

PALO ALTO, CA 94306

AMOUNT: US$477,351.60 (U.S. DOLLARS FOUR HUNDRED SEVENTY SEVEN

THOUSAND THREE HUNDRED FIFTY ONE AND SIXTY EXCATLY)

EXPIRATION DATE: [ 1 YEAR FROM LC ISSUANCE DATE]

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF              IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

Exhibit F-3

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

(A.)	“THIS DRAW IN THE AMOUNT OF [INSERT AMOUNT IN NUMERALS] [INSERT AMOUNT IN WORDS] UNDER SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN CA - 10 ALMADEN LIMITED PARTNERSHIP, AS LANDLORD, AND APIGEE CORPORATION, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”

OR

(B.)	“WITHIN SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS WITH A COPY OF SUCH NOTICE TO: EQUITY OFFICE, 2 NORTH RIVERSIDE PLAZA, SUITE 2100, CHICAGO, ILLINOIS 60606, ATTENTION: TREASURY DEPARTMENT, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                      [INSERT DATE] WHICH SHALL BE THE FINAL EXPIRATION DATE.

Exhibit F-3

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF IA OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY (OR ACTUAL PAYMENT OF) OUR TRANSFER FEE (. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD PROMPLTY THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAMS) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL TRADE FINANCE -

STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE

Exhibit F-3

TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 654-6211; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7127 OR (408) 654-7716 OR (408) 654-3035 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FEDERAL WIRE TRANSFER TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Exhibit F-3

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF US $

US DOLLARS

_____________________________________________________________________________________

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

LETTER OF CREDIT NUMBER NO. DATED

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	_________________________________________
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

_________________________________________
AUTHORIZED SIGNATURE

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	USD: AMOUNT OF DRAWING IN FIGURES.

5.	US DOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408-654-6274 (JOHN DOSSANTOS), 408-654-7127 (ENRICO NICOLAS), 408-654-7716 (LINDA WU), 408-654-3035 (EVELIO BARAIRO), OR 408-654-5545 (SIVARAM ESWARAN).

Exhibit F-3

EXHIBIT “B”

DATE:

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER
SANTA CLARA, CA 95054	OF CREDIT NO.
ATTN: GLOBAL TRADE FINANCE—	ISSUED BY: SILICON VALLEY BANK
STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE) (ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	Signature and Legal Capacity Guaranteed By:

(BENEFICIARY’S NAME)	(Name of Bank)

(SIGNATURE OF BENEFICIARY)	(Address of Bank)

(NAME AND TITLE)	(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

Exhibit F-3

EXHIBIT F-4

10 ALMADEN

EV SPACES

Exhibit F-4

EXHIBIT F-5

10 ALMADEN

ADDITIONAL WORK LETTER

As used in this Exhibit F-5 (this “Additional Work Letter”), the term “Landlord Electrical Work” means the installation of the electrical improvements to be constructed in the Building pursuant to this Additional Work Letter, together with all work necessary to perform such installation.

1 COST OF LANDLORD ELECTRICAL WORK. Upon satisfaction of the Landlord Electrical Work Conditions pursuant to Section 9.5 of Exhibit F, and except as provided in Section 2.7 below, the Landlord Electrical Work shall be performed at Landlord’s expense.

2 WORK LIST.

2.1 Work List. Upon satisfaction of the Landlord Electrical Work Conditions pursuant to Section 9.5 of Exhibit F, Landlord shall perform the Landlord Electrical Work in accordance with the following work list (the “Work List”) using Building-standard methods and materials: Install one (1) 40A 220V feed and one (1) 20A 110V feed for each of the two (2) EV Spaces (collectively, the “EV Space Feeds”).

2.2 Responsibility for Approving Work List. Tenant shall be responsible for ensuring that all elements of the design of the Landlord Electrical Work are suitable for Tenant’s use of the EV Spaces, and neither the preparation nor the approval of the Work List by Landlord shall relieve Tenant from such responsibility.

2.3 [Intentionally Omitted.]

2.4 [Intentionally Omitted.]

2.5 [Intentionally Omitted.]

2.6 [Intentionally Omitted.]

2.7 Revisions to Work List. The Work List shall not be revised without Landlord’s agreement, which agreement may be withheld or conditioned in Landlord’s reasonable discretion. If Tenant requests any revision to the Work List, Landlord shall provide Tenant with notice approving or disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the cost of the Landlord Electrical Work, within 10 business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Lease if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 15 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within three (3) business days, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Landlord Electrical Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Tenant shall reimburse Landlord, within 10 days after demand, for any increase in the cost of the Landlord Electrical Work that results from such revision.

Exhibit F-5

2.8 Time Deadlines. Tenant shall use commercially reasonable efforts to cooperate with Landlord and its contractors and other consultants to provide any necessary approvals relating to the Work List and obtain any necessary permits for the Landlord Electrical Work as soon as possible after satisfaction of the Landlord Electrical Work Conditions pursuant to Section 9.5 of Exhibit F, and Tenant shall meet with Landlord, in accordance with a schedule determined by Landlord, to discuss the parties’ progress.

3. CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (for purposes of this Additional Work Letter, the “Contractor”) shall perform the Landlord Electrical Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Landlord Electrical Work.

3.2 Construction

3.2.1 [Intentionally Omitted.]

3.2.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Landlord Electrical Work in accordance with the Work List. Landlord shall use commercially reasonable efforts to cause the Contractor to complete the Landlord Electrical Work as soon as reasonably practicable after the satisfaction of the Landlord Electrical Work Conditions pursuant to Section 9.5 of Exhibit F and Landlord’s receipt of all necessary governmental permits.

4 MISCELLANEOUS. Notwithstanding any contrary provision of this Lease, if Tenant defaults under this Lease before the Landlord Electrical Work is completed, Landlord’s obligations under this Additional Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Landlord Electrical Work.

Exhibit F-5